EXHIBIT 99.1


         PEOPLE'S LIBERATION REPORTS FOURTH QUARTER AND FISCAL YEAR 2007
                               FINANCIAL RESULTS

o        FISCAL YEAR NET SALES INCREASE 27%

o        FISCAL YEAR GROSS MARGIN INCREASES TO 48.6% FROM 44.8% IN 2006

o        FOURTH QUARTER GROSS MARGIN REACHES RECORD 50.5%

LOS ANGELES, March 24, 2008--People's Liberation, Inc. (OTCBB:PPLB), designer of high-end casual apparel under the brand names People's Liberation(TM) and William Rast(TM), today announced financial results for the fourth quarter and year ended December 31, 2007.

FISCAL YEAR 2007 FINANCIAL RESULTS

Net sales for the 2007 full year rose 27% to a record $20.3 million compared with $16.0 million for 2006. Gross margin improved to 48.6% compared with 44.8% in 2006. Total operating expenses for 2007 increased to $10.5 million from $8.1 million in 2006. This increase was due primarily to increased selling and general and administrative expenses incurred to promote the People's Liberation and William Rast brands. Net loss for the year ended December 31, 2007 amounted to $768,000 compared with a net loss of $865,000 in 2006. The decrease in net loss is due primarily to increased net sales, gross profit and other income, offset by increased operating expenses and minority interest. In the second half of 2007, the Company recorded net income totaling approximately $651,000 for the six-month period, as compared with a net loss of $162,000 for the corresponding period of 2006.

2007 FOURTH QUARTER FINANCIAL RESULTS

Net sales for the fourth quarter of 2007 were $5.6 million compared with $4.4 million in the corresponding prior-year quarter. Gross margin increased to 50.5% for the fourth quarter of 2007 compared with 49.5% in the fourth quarter of 2006. Operating expenses for the fourth quarter of 2007 amounted to $2.7 million, compared with $2.5 million in the fourth quarter of 2006. Net income for the fourth quarter of 2007 was $53,000 compared with a net loss of $295,000 in the fourth quarter of 2006.

RECENT DEVELOPMENTS
o In the first quarter of 2008, the Company added three new exclusive distributors for the William Rast brand in Italy, Russia and Scandinavia and replaced its Canadian distributor.
o In February 2008, the Company successfully launched its William Rast Collection, designed by Johan and Marcella Lindeberg of Paris68.
o In the fourth quarter of 2007, the Company raised approximately $496,000 in net proceeds in a private placement transaction with various strategic investors, including its German distributor, its Chief Operating Officer, and its investment banking firm.

"We are pleased to have reached our previously announced goals, which included achieving a profitable second half of the 2007 fiscal year and fourth-quarter 2007 margins in excess of 50%," commented Chairman and Chief Executive Officer Colin Dyne. "In addition, our February launch of the Fall 2008 William Rast
Collection has generated strong customer interest and orders, and gives us a very optimistic outlook for the balance of 2008."

Mr. Dyne continued, "Our collection now sets us apart from being just a denim brand and moves us into a contemporary lifestyle brand for both men's and women's apparel. The changes we made in the second half of 2007 to our infrastructure, operations, sales, marketing and design position us for significant growth in 2008."

CONFERENCE CALL

Investors are invited to participate in a conference call featuring management's commentary on financial results and a question and answer session, on Monday, March 24, 2008 at 1:30 p.m. (Pacific Time) by dialing 866-696-7913 from within the U.S. or 706-758-4510 from outside the U.S. A telephone replay will be available beginning Monday, March 24, 2008 at 4:30 p.m., through Sunday, March 30, 2008 at 9:00 p.m. Pacific Time. To access the replay, dial 800-642-1687 (U.S.) or 706-645-9291 (International) and use pass code: 38668172. The call also will be webcast at www.earnings.com. For those who cannot listen to the live webcast, the call will be archived at the investor relations section of the Company's website at www.peoplesliberation.com.

ABOUT PEOPLE'S LIBERATION, INC.

People's Liberation, Inc., based in Los Angeles, designs, markets and sells premium contemporary apparel under the brand names People's Liberation(TM) and William Rast(TM). The clothing consists of premium denim, knits, wovens, and outerwear for men and women. In the United States, the Company distributes its merchandise to better department stores and boutiques, including Nordstrom, Bloomingdales, Saks Fifth Avenue, Neiman Marcus and Fred Segal. Outside the U.S., in select countries, the Company sells its products directly and through


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


distributors to better department stores and boutiques, including TNT in Canada, Jades in Germany and Harvey Nichols in the United Kingdom. The Company also sells merchandise on its websites: www.peoplesliberation.com and www.williamrast.com.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. An example of forward looking statements in this news release include statements regarding the belief that our Fall 2008 William Rast Collection has generated strong customer interest and orders, and gives us a very optimistic outlook for the balance of 2008 and our belief that the changes we made in the second half of 2007 to our infrastructure, operations, sales, marketing and design position us for significant growth in 2008.. Factors which could cause actual results to differ materially from these forward-looking statements include the company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the company's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                             FINANCIAL TABLES FOLLOW


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


                            PEOPLE'S LIBERATION, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,   December 31,
                                                                                       2007           2006
                                                                                   -----------    -----------
                                       Assets
Current Assets:
   Cash and cash equivalents ...................................................   $   362,505    $    62,389
   Due from factor .............................................................     1,517,029      2,772,773
   Accounts receivable, net of allowance for doubtful accounts .................     1,029,510      1,017,884
   Inventories .................................................................     3,833,170      2,846,181
   Refundable income taxes .....................................................        11,500         16,500
   Prepaid expenses and other current assets ...................................       196,730        140,486
   Deferred income taxes .......................................................        38,000         52,000
                                                                                   -----------    -----------
     Total current assets ......................................................     6,988,444      6,908,213

Property and equipment, net of accumulated depreciation and amortization .......       612,264        577,331
Trademarks, net of accumulated amortization ....................................       363,359        227,748
Intangible asset ...............................................................       428,572        428,572
Other assets ...................................................................       265,020         64,970
                                                                                   -----------    -----------
Total assets ...................................................................   $ 8,657,659    $ 8,206,834
                                                                                   ===========    ===========

                        Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable and accrued expenses .......................................   $ 2,628,906    $ 2,297,895
   Income taxes payable ........................................................        13,390          3,200
                                                                                   -----------    -----------
     Total current liabilities .................................................     2,642,296      2,301,095

Deferred tax liabilities .......................................................        93,000         61,000
                                                                                   -----------    -----------
     Total liabilities .........................................................     2,735,296      2,362,095
                                                                                   -----------    -----------


Stockholders' equity:
   Common stock, $0.001 par value, 150,000,000 shares authorized; 36,002,563 and
     34,942,563 shares issued and outstanding at December 31, 2007
     and December 31, 2006, respectively .......................................        36,002         34,942
   Additional paid-in capital ..................................................     7,775,255      6,930,194
   Accumulated Deficit .........................................................    (1,888,894)    (1,120,397)
                                                                                   -----------    -----------
Total stockholders' equity .....................................................     5,922,363      5,844,739
                                                                                   -----------    -----------
Total liabilities and stockholders' equity .....................................   $ 8,657,659    $ 8,206,834
                                                                                   ===========    ===========


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


                            PEOPLE'S LIBERATION, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   Year Ended December 31,
                                                                ----------------------------
                                                                    2007            2006
                                                                ------------    ------------
Net sales ...................................................   $ 20,267,377    $ 15,959,766
Cost of goods sold ..........................................     10,409,159       8,801,924
                                                                ------------    ------------
 Gross profit ...............................................      9,858,218       7,157,842
                                                                ------------    ------------

Selling expenses ............................................      3,362,571       2,242,024
Design and production .......................................      2,428,501       2,278,495
General and administrative ..................................      4,681,425       3,585,618
                                                                ------------    ------------
 Total operating expenses ...................................     10,472,497       8,106,137
                                                                ------------    ------------
Loss from operations ........................................       (614,279)       (948,295)

Interest (expense) income, net ..............................        (80,706)         59,750
Other income ................................................        120,444            --
                                                                ------------    ------------
 Total other income .........................................         39,738          59,750
                                                                ------------    ------------

Loss before income taxes and minority interest ..............       (574,541)       (888,545)
(Provision) benefit for income taxes ........................        (80,939)         23,494
                                                                ------------    ------------
Net loss before minority interest ...........................       (655,480)       (865,051)
                                                                ------------    ------------

Minority interest ...........................................        113,017            --
                                                                ------------    ------------

Net loss ....................................................   $   (768,497)   $   (865,051)
                                                                ============    ============

Basic and diluted weighted average loss per common
share .......................................................   $      (0.02)   $      (0.03)
                                                                ============    ============

Basic and diluted weighted average common shares outstanding      35,200,207      34,063,658
                                                                ============    ============


CONTACT:
People's Liberation
Darryn Barber, CFO
213 745-2123

CCG
Sean Collins, Senior Partner
310-477-9800, ext 202

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